SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2004

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11914 (Commission File Number)	85-0404134 (I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302
Santa Fe, New Mexico (Address of principal executive offices)	87501 (Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A
(Former name or former address, if changed since last report.)

Item 5 Other Events.

     On March 31, 2004, Thornburg Mortgage Home Loans, Inc., the wholly owned mortgage banking subsidiary of Thornburg Mortgage, Inc., transferred to Thornburg Mortgage Securities Trust 2004-1 and securitized approximately $1.1 billion of mortgage loans from the ARM loan portfolio. Approximately $1.1 billion of the securities issued in connection with this securitization were sold to third-party investors in the form of AAA-rated pass-through certificates.

Item 7(c) Exhibits.

     The following exhibit is filed as part of this report in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Name of Exhibit
10.8	Trust, Pooling and Servicing Agreement dated as of March 1, 2004 among Thornburg Mortgage Home Loans, Inc., Structured Asset Mortgage Investments II Inc. as Depositor, Deutsche Bank National Trust Company as Trustee, Deutsche Bank Trust Company Delaware as Delaware Trustee and Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator (TMST 2004-1)

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.
Date: April 19, 2004	By:	/s/ Michael B. Jeffers
Michael B. Jeffers, Secretary

EXHIBIT INDEX

EXHIBIT	NAME OF
NUMBER	EXHIBIT
10.8	Trust, Pooling and Servicing Agreement dated as of March 1, 2004 among Thornburg Mortgage Home Loans, Inc., Structured Asset Mortgage Investments II Inc. as Depositor, Deutsche Bank National Trust Company as Trustee, Deutsche Bank Trust Company Delaware as Delaware Trustee and Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator (TMST 2004-1)